                                  Exhibit 99.2

Signature of Reporting Persons:

This statement on Form 3 is filed by Atlas Venture Associates V, L.P., Atlas
Venture Fund V, L.P., Atlas Venture Parallel Fund V-A, C.V. and Atlas Venture
Entrepreneurs' Fund V, L.P. The principal business address of each of the reporting persons is 890 Winter Street, addressStreetSuite 320,
CityplaceWaltham, StateMA 0245 1. The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Atlas Venture Fund V, L.P.
By: Atlas Venture Associates V, L.P.
its general partner
By: Atlas Venture Associates V, Inc.
its general partner

By: /s/ Jeanne Larkin Henry
    ---------------------------------
Name: Jeanne Larkin Henry
Title: Vice President

Atlas Venture Parallel Fund V-A, C.V.
By: Atlas Venture Associates V, L.P.
its general partner
By: Atlas Venture Associates V, Inc.
its general partner

By: /s/ Jeanne Larkin Henry
    --------------------------------
Name: Jeanne Larkin Henry
Title: Vice President

Atlas Venture Entrepreneurs' Fund V, L.P.
By: Atlas Venture Associates V, L.P.
its general partner
By: Atlas Venture Associates V, Inc.
its general partner

By: /s/ Jeanne Larkin Henry
    --------------------------------
Name: Jeanne Larkin Henry
Title: Vice President

Atlas Venture Associates V, L.P.
By: Atlas Venture Associates V, Inc.
its general partner

By: /s/ Jeanne Larkin Henry
    --------------------------------
Name: Jeanne Larkin Henry
Title: Vice President